Exhibit 99.1

Belden Reports Third Quarter 2024 Results

St. Louis, Missouri – October 31, 2024 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a leading global supplier of network infrastructure and digitization solutions, today reported fiscal third quarter results for the period ended September 29, 2024.

Third Quarter 2024 Highlights
•Revenues of $655 million, up 4% y/y and down 2% y/y organically
•GAAP EPS of $1.30, down 24% y/y
•Adjusted EPS of $1.70, down 4% y/y
•Executed $20 million of share repurchases during the quarter, and $115 million year-to-date through October 29, 2024

“I am pleased that our team continues to navigate this dynamic environment and delivered another solid quarter,” said Ashish Chand, President and CEO of Belden. “Demand was stable, with both revenues and EPS exceeding expectations. Performance for the quarter was steady, with improved sequential margins and continued growth in orders, up 8% sequentially and 28% on a year-over-year basis. We continue to capitalize on our strong financial position to increase shareholder value, deploying $115 million towards share repurchases year-to-date, further reducing our share count by 1.2 million shares.”

Third Quarter 2024

Driven primarily by the acquisition of Precision Optical Technologies, revenues for the quarter increased $28 million, or 4%, to $655 million from $627 million in the year-ago period. Revenue was down 2% organically, with Automation Solutions down 3% and Smart Infrastructure Solutions down 1%. Net income was $54 million, compared to $72 million in the year-ago period. Net income as a percentage of revenues was 8.2%, compared to 11.5% in the year-ago period. EPS totaled $1.30 for the quarter, compared to $1.70 in the year-ago period. Prior year net income was favorably impacted by a $12 million one-time pre-tax gain from the sale of an asset.

Adjusted EBITDA was $113 million, down $2 million, or 2%, compared to $115 million in the year-ago period. Adjusted EBITDA margin was 17.2%, down 120 bps, compared to 18.4% in the year-ago period. Adjusted EPS was $1.70, decreasing 4% compared to $1.78 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

“Looking ahead to the fourth quarter, the economic environment remains uncertain. However, as outlined in our most recent Investor Day, our business is well-positioned to succeed as the next investment cycle ramps up. We are successfully executing our solutions transformation and focusing our efforts on key verticals with solid secular growth trends and high data needs. Our strong financial position allows us to further accelerate growth in solutions with tuck-in acquisitions and provides excess capital to opportunistically repurchase shares. I am confident in the ability of the Belden team to continue to transform our business, leverage our superior technology, and capitalize on growth opportunities in all market conditions as we generate sustainable, long-term shareholder value.”

For the fourth quarter, we anticipate order patterns to remain steady across our markets as customers navigate this dynamic environment. Revenues are expected to be in the range of $645 million to $660 million, representing a 17% to 20% increase over the prior-year quarter. GAAP EPS is expected to be in the range of $1.05 to $1.15, representing a 15% to 26% increase over the prior-year quarter. Adjusted EPS is expected to be in the range of $1.62 to $1.72, representing an 11% to 18% increase over the prior-year quarter.

Fourth Quarter 2024:
Guidance
Revenues (million)	$645 - $660
GAAP EPS	$1.05 - $1.15
Adjusted EPS	$1.62 - $1.72

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 1-888-394-8218 with confirmation code 7788069. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share attributable to Belden stockholders. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(In thousands, except per share data)
Revenues	$654,926	$626,807	$1,794,937	$1,960,841
Cost of sales	(410,922)	(385,639)	(1,122,531)	(1,212,240)
Gross profit	244,004	241,168	672,406	748,601
Selling, general and administrative expenses	(126,976)	(118,079)	(357,241)	(366,288)
Research and development expenses	(27,941)	(30,190)	(83,397)	(90,544)
Amortization of intangibles	(13,738)	(9,526)	(34,487)	(30,262)
Gain on sale of assets	—	12,056	—	12,056
Operating income	75,349	95,429	197,281	273,563
Interest expense, net	(10,855)	(8,580)	(27,454)	(25,593)
Non-operating pension benefit	286	328	747	1,462
Income before taxes	64,780	87,177	170,574	249,432
Income tax expense	(11,091)	(14,850)	(30,542)	(45,385)
Net income	53,689	72,327	140,032	204,047
Less: Net loss attributable to noncontrolling interest	(3)	(20)	(17)	(245)
Net income attributable to Belden stockholders	$53,692	$72,347	$140,049	$204,292

Weighted average number of common shares and equivalents:
Basic	40,798	42,053	40,825	42,460
Diluted	41,417	42,625	41,371	43,129

Basic income per share attributable to Belden stockholders	$1.32	$1.72	$3.43	$4.81

Diluted income per share attributable to Belden stockholders	$1.30	$1.70	$3.39	$4.74

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Smart Infrastructure Solutions	Automation Solutions

	(In thousands, except percentages)

For the three months ended September 29, 2024
Segment Revenues	$319,647	$335,279
Segment EBITDA	40,447	71,819
Segment EBITDA margin	12.7%	21.4%
Depreciation expense	6,758	7,897
Amortization of intangibles	8,738	5,000
Amortization of software development intangible assets	—	2,678
Severance, restructuring, and acquisition integration costs	4,619	644
Adjustments related to acquisitions and divestitures	263	298

For the three months ended October 1, 2023
Segment Revenues	$283,905	$342,902
Segment EBITDA	37,693	77,244
Segment EBITDA margin	13.3%	22.5%
Depreciation expense	6,632	6,810
Amortization of intangibles	4,468	5,058
Amortization of software development intangible assets	—	1,963
Severance, restructuring, and acquisition integration costs	3,453	2,622
Adjustments related to acquisitions and divestitures	197	298

For the nine months ended September 29, 2024
Segment Revenues	$824,209	$970,728
Segment EBITDA	97,691	198,301
Segment EBITDA margin	11.9%	20.4%
Depreciation expense	19,277	22,420
Amortization of intangibles	19,479	15,008
Amortization of software development intangible assets	—	7,855
Severance, restructuring, and acquisition integration costs	8,518	4,950
Adjustments related to acquisitions and divestitures	263	894

For the nine months ended October 1, 2023
Segment Revenues	$871,777	$1,089,064
Segment EBITDA	118,854	229,662
Segment EBITDA margin	13.6%	21.1%
Depreciation expense	18,779	19,699
Amortization of intangibles	15,171	15,091
Amortization of software development intangible assets	—	5,235
Severance, restructuring, and acquisition integration costs	5,147	6,699
Adjustments related to acquisitions and divestitures	522	520

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29, 2024	December 31, 2023

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$322,982	$597,044
Receivables, net	430,176	413,806
Inventories, net	368,435	366,987
Other current assets	76,706	79,142
Total current assets	1,198,299	1,456,979
Property, plant and equipment, less accumulated depreciation	477,304	451,069
Operating lease right-of-use assets	132,844	89,686
Goodwill	1,056,549	907,331
Intangible assets, less accumulated amortization	406,207	269,144
Deferred income taxes	17,290	15,739
Other long-lived assets	51,958	50,243
	$3,340,451	$3,240,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$306,745	$343,215
Accrued liabilities	272,565	290,289
Total current liabilities	579,310	633,504
Long-term debt	1,218,965	1,204,211
Postretirement benefits	70,356	74,573
Deferred income taxes	88,272	49,472
Long-term operating lease liabilities	113,507	74,941
Other long-term liabilities	34,802	37,188
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	833,449	818,663
Retained earnings	1,119,684	985,807
Accumulated other comprehensive loss	(55,153)	(41,279)
Treasury stock	(663,272)	(597,437)
Total Belden stockholders’ equity	1,235,211	1,166,257
Noncontrolling interests	28	45
Total stockholders’ equity	1,235,239	1,166,302
	$3,340,451	$3,240,191

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 29, 2024	October 1, 2023

	(In thousands)
Cash flows from operating activities:
Net income	$140,032	$204,047
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	84,039	73,974
Share-based compensation	22,079	14,843
Gain on sale of assets	—	(12,056)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	3,244	(48,949)
Inventories	8,918	16,211
Accounts payable	(53,664)	(42,456)
Accrued liabilities	(24,410)	(43,318)
Income taxes	1,220	548
Other assets	(5,766)	(6,706)
Other liabilities	1,665	3,855
Net cash provided by operating activities	177,357	159,993
Cash flows from investing activities:
Cash used for business acquisitions, net of cash acquired	(295,591)	(106,712)
Capital expenditures	(70,759)	(61,870)
Proceeds from disposal of tangible assets	106	13,785
Proceeds from disposal of businesses, net of cash sold	—	9,300
Net cash used for investing activities	(366,244)	(145,497)
Cash flows from financing activities:
Payments under share repurchase program	(77,954)	(150,000)
Withholding tax payments for share-based payment awards	(8,930)	(17,309)
Cash dividends paid	(6,154)	(6,408)
Payments under financing lease obligations	(694)	(254)
Proceeds from issuance of common stock	8,917	6,568
Net cash used for financing activities	(84,815)	(167,403)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(360)	(3,798)
Decrease in cash and cash equivalents	(274,062)	(156,705)
Cash and cash equivalents, beginning of period	597,044	687,676
Cash and cash equivalents, end of period	$322,982	$530,971

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended			Nine Months Ended
	September 29, 2024	October 1, 2023		September 29, 2024		October 1, 2023

	(In thousands, except percentages and per share amounts)
Revenues	$654,926	$626,807	$—	$1,794,937	$—	$1,960,841

GAAP gross profit	$244,004	$241,168		$672,406		$748,601
Amortization of software development intangible assets	2,678	1,963		7,855		5,235
Severance, restructuring, and acquisition integration costs	613	912		3,199		1,400
Adjustments related to acquisitions and divestitures	263	197		263		522
Adjusted gross profit	$247,558	$244,240		$683,723		$755,758

GAAP gross profit margin	37.3%	38.5%		37.5%		38.2%
Adjusted gross profit margin	37.8%	39.0%		38.1%		38.5%

GAAP selling, general and administrative expenses	$(126,976)	$(118,079)		$(357,241)		$(366,288)
Severance, restructuring, and acquisition integration costs	4,720	5,213		9,987		10,402
Adjustments related to acquisitions and divestitures	298	298		894		520
Adjusted selling, general and administrative expenses	$(121,958)	$(112,568)		$(346,360)		$(355,366)

GAAP research and development expenses	$(27,941)	$(30,190)		$(83,397)		$(90,544)
Severance, restructuring, and acquisition integration costs	(70)	(50)		282		44
Adjusted research and development expenses	$(28,011)	$(30,240)		$(83,115)		$(90,500)

GAAP net income	$53,689	$72,327		$140,032		$204,047
Income tax expense	11,091	14,850		30,542		45,385
Interest expense, net	10,855	8,580		27,454		25,593
Total non-operating adjustments	21,946	23,430		57,996		70,978

Amortization of intangible assets	13,738	9,526		34,487		30,262
Severance, restructuring, and acquisition integration costs	5,263	6,075		13,468		11,846
Amortization of software development intangible assets	2,678	1,963		7,855		5,235
Adjustments related to acquisitions and divestitures	561	495		1,157		1,042
Gain on sale of assets	—	(12,056)		—		(12,056)
Total operating income adjustments	22,240	6,003		56,967		36,329
Depreciation expense	14,655	13,442		41,697		38,478

Adjusted EBITDA	$112,530	$115,202		$296,692		$349,832

GAAP net income margin	8.2%	11.5%		7.8%		10.4%
Adjusted EBITDA margin	17.2%	18.4%		16.5%		17.8%

GAAP net income	$53,689	$72,327		$140,032		$204,047
Less: Net loss attributable to noncontrolling interest	(3)	(20)		(17)		(245)
GAAP net income attributable to Belden stockholders	$53,692	$72,347		$140,049		$204,292

GAAP net income	$53,689	$72,327		$140,032		$204,047
Plus: Operating income adjustments from above	22,240	6,003		56,967		36,329
Less: Net loss attributable to noncontrolling interest	(3)	(20)		(17)		(245)
Less: Tax effect of adjustments above	5,365	2,682		12,975		9,202
Adjusted net income attributable to Belden stockholders	$70,567	$75,668		$184,041		$231,419

GAAP income per diluted share attributable to Belden stockholders	$1.30	$1.70		$3.39		$4.74
Adjusted income per diluted share attributable to Belden stockholders	$1.70	$1.78		$4.45		$5.37

GAAP and adjusted diluted weighted average shares	41,417	42,625		41,371		43,129

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

	(In thousands)
GAAP net cash provided by operating activities	$91,677	$105,278	$177,357	$159,993
Capital expenditures	(24,513)	(29,141)	(70,759)	(61,870)
Proceeds from disposal of tangible assets	46	13,776	106	13,785
Non-GAAP free cash flow	$67,210	$89,913	$106,704	$111,908

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2024 Guidance

Three Months Ended
December 31, 2024

GAAP income per diluted share attributable to Belden stockholders	$1.05 - $1.15
Amortization of intangible assets	0.31
Severance, restructuring, and acquisition integration costs	0.25
Adjustments related to acquisitions and divestitures	0.01
Adjusted income per diluted share attributable to Belden stockholders	$1.62 - $1.72

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the remainder of 2024 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; volatility in credit and foreign exchange markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the possibility of future epidemics or pandemics; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on February 13, 2024. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com